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                                                                    EXHIBIT 23.2

To the Board of Directors
Piedmont Bancorp, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Raleigh, North Carolina
March 24, 2000